SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

CAPITAL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

0-9380	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914

(Address of principal executive offices)

(401) 435-7171

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5.03.	Amendment to Bylaws

On December 10, 2007, the Board of Directors (the “Board”) of Capital Properties, Inc. (the “Registrant”) approved amendments to certain provisions of the Registrant’s Bylaws to allow for the issuance and transfer of uncertificated shares of stock. These amendments were approved in connection with AMEX’s Direct Registration Program which requires that all companies listed with AMEX permit an investor's ownership to be recorded and maintained on the books of an issuer or the transfer agent without the issuance of a physical stock certificate.

These amendments became effective on December 10, 2007.

ITEM 9.01. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

By:	/s/	Barbara J. Dreyer
____________________________

Barbara J. Dreyer, Treasurer

Date: December 10, 2007